EXHIBIT 10.1



   GLOBAL MARINE EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN OF 1990


                         FIRST AMENDMENT


     Global Marine Inc. ("GMI") established the Global Marine Executive Supplemental Retirement Plan of 1979 (the "Prior Plan") for the purpose of providing a method of attracting mid-career executives for key positions within top management by supplementing the retirement benefit under the Global Marine Retirement Plan for Employees and any other retirement plan. Effective May 9, 1990, the Prior Plan was amended and restated in its entirety as the Global Marine Executive Supplemental Retirement Plan of 1990 (the "Plan"), and Global Marine Corporate Services Inc. (the "Company") was substituted for GMI as Plan sponsor with GMI guaranteeing all benefits under the Plan. The Company and GMI, in the exercise of the power under
Section 3.1 of the Plan to amend the Plan, do by these presents amend Section 2.3(c) of the Plan, effective May 9, 1990, to read as follows:

         "(c)The participant's total years and
         completed months of employment by an
         Employer, to a maximum of fifteen (15)
         years."

         Terms used in this First Amendment and not defined herein are used as they are defined in the Plan. References in the Plan to "this Plan" (and indirect references such as "hereof" and "herein") are amended to refer to the Plan as amended by this First Amendment.

         IN WITNESS WHEREOF, the Company and GMI have caused these present to be executed by their duly authorized officers this 6th day of May 1997.

                         GLOBAL MARINE CORPORATE SERVICES INC.


                         By:  /S/ J. L. MCCULLOCH
                              President


                         GLOBAL MARINE INC.


                         By:  /S/ J. L. MCCULLOCH
                              Vice President